Exhibit 3.82

Exhibit 3.82

Revenu Québec – Page 1 sur 5

Nom STIKEMAN ELLIOTT S.E.N.C.R.L., S.R.L.

Numéro d’entreprise du Québec

(NEQ) 3345866761

Déclaration d’immatriculation d’une société de personnes

Accusé de réception

La demande a été transmise le 7 avril 2014 à 10 h 24 min 21 s. Le numéro de référence est 020200020798667.

Merci d’avoir utilisé nos services en ligne.

Forme juridique de la société de personnes

Forme juridique Société en commandite

Type d’immatriculation

Type

Immatriculation

Précisions sur la forme juridique

Forme juridique Société en commandite

Date de la constitution 2014-04-04

Date de fin d’existence

Aucun renseignement n’a été déclaré.

Identification du signataire

Identification

Nom de la personne physique

Nom de famille

Zikovsky

Prénom

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Claire

Nom de l'entreprise	Stikeman Elliott LLP

Adresse

Adresse	4000-1155 boul. René-Lévesque O Montréal (Québec) H3B3V2 Canada

Nom de la société de personnes

Nom	WESTMORELAND INVESTISSEMENTS CANADIENS S.E.C.
Version du nom dans une autre langue	WESTMORELAND CANADIAN INVESTMENTS L.P.
Statut	Ajouté

Précisions sur le nom

Précisions sur le nom

Nom

WESTMORELAND INVESTISSEMENTS CANADIENS S.E.C.

Nature des mots qui composent le nom

WESTMORELAND

Autre

Précisions

Région en Alberta.

Autres noms utilisés au Québec

Aucun renseignement n'a été déclaré.

Adresse du domicile

Adresse	4000-1155 boul. René-Lévesque O Montréal (Québec) H3B3V2 Canada

https://www.registreentreprises.gouv.qc.ca/RQEntrepriseGRExt/GR/GR02/G... 4/7/2014

Revenu Québec - Page 3 sur 5

Domicile élu

Aucun renseignement n'a été déclaré.

Objet poursuivi par la société de personnes

Détention d'investissements.

Associés

Nom	WESTMORELAND CANADA LLC
Type d'associé	Commandité
Adresse	400-2711 RD Centerville Wilmington Delaware 19808 États-Unis
Statut	Ajouté

Nom	WESTMORELAND COAL COMPANY
Type d'associé	Commanditaire
Adresse	200-9540 Circle South Maroon Englewood Colorado 80112 États-Unis
Statut	Ajouté

Administrateurs

Aucun renseignement n'a été déclaré.

Dirigeants non membres du conseil d'administration

Aucun renseignement n'a été déclaré.

Activités et nombre de salariés

Activités

1er secteur d'activité

Code d'activité économique (CAE)	9999
Activité	Autres services
Précisions (facultatives)	Détention d'investissements.

2e secteur d'activité

Aucun renseignement n'a été déclaré.

https://www.registreentreprises.gouv.qc.ca/RQEntrepriseGRExt/GR/GR02/G... 4/7/2014

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Nombre de salariés

Nombre de salariés au Québec

Aucun

Établissements au Québec

Aucun renseignement n'a été déclaré.

Administrateurs du bien d'autrui

Aucun renseignement n'a été déclaré.

Fondé de pouvoir

Aucun renseignement n'a été déclaré.

Personne à contacter

Identification

Nom de famille

Helms

Prénom

Julie

Mode de communication préféré

Courriel

Coordonnées de correspondance

Adresse de courriel

jhelms@stikeman.com

Téléphone 514 397-3192

Adresse de correspondance

Adresse

4000-1155 boul. René-Lévesque O
Montréal (Québec) H3B3V2
Canada

https://www.registreentreprises.gouv.qc.ca/RQEntrepriseGRExt/GR/GR02/G... 4/7/2014

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Traitement prioritaire

Cette demande fait l’objet d’un traitement prioritaire.

Détail de la facture

Description Année visée Quantité Montant Déclaration d’immatriculation 50,00 $ Service prioritaire 25,00 $ Montant total 75,00 $

Certification

Je suis la personne autorisée à transmettre ce document au nom de ceux qui doivent le signer. J’ai vérifié leur identité et tous déclarent que les renseignements sont exacts et complets.

© Gouvernement du Québec

Registraire des entreprises
Québec

Le 7 avril 2014

20040803346

Julie Helms
4000-1155 boul. René-Lévesque O
Montréal (Québec)
H3B 3V2

123456

Numéro d'entreprise du Québec (NEQ) : 3369975407
Numéro de référence de la demande : 020200020798667

Nom de l'entreprise : WESTMORELAND INVESTISSEMENTS CANADIENS S.E.C.

Objet : Avis d'immatriculation

Nous désirons vous informer que nous avons procédé à l'immatriculation de l'entreprise WESTMORELAND INVESTISSEMENTS CANADIENS S.E.C. et que nous avons déposé la déclaration d'immatriculation au registre des entreprises le 7 avril 2014. Le numéro d'entreprise du Québec (NEQ) attribué à l'entreprise est le 3369975407. Il lui servira d'identifiant et devra être mentionné dans toute communication avec nous.

Notez que vous devez produire chaque année, durant la période déterminée par règlement, une déclaration de mise à jour annuelle. De plus, s'il survient un changement concernant l'entreprise, vous devez mettre à jour les renseignements déclarés au registre en produisant, dans les 30 jours suivant la date de ce changement, une déclaration de mise à jour courante ou annuelle, selon le cas.

Vous recevrez, dans un délai de deux à quatre semaines, un code d'accès clicSÉQUR express afin d'utiliser nos services en ligne. Ce code vous permet, à partir de la page d'accueil de notre site Internet, au **www.registreentreprises.gouv.qc.ca**, d'accéder à Mon bureau, où vous pourrez produire des déclarations en ligne, effectuer des paiements, suivre le traitement de vos demandes et recevoir les messages que nous envoyons.

Vous devez vérifier la légalité et l'exactitude du contenu des documents que vous nous transmettez de même que les renseignements publiés au registre en consultant notre site Internet.

334601

... verso

REQ-4083.1 (2013-11)

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Si vous constatez des erreurs ou si vous désirez obtenir des renseignements supplémentaires, nous vous invitons à communiquer avec notre service à la clientèle au 418 644-4545 si vous êtes de la région de Québec, au 514 644-4545 si vous êtes de la région de Montréal ou, sans frais, au 1 877 644-4545 si vous habitez une autre région.

Nous vous remercions de votre collaboration et de votre apport visant à maintenir la qualité de l’information présentée au registre des entreprises.

Nous vous prions de recevoir nos salutations distinguées.

Hermel Grandmaison

Direction du registraire des entreprises 334602

REQ-4083.1 (2013-11)